Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Family Room Entertainment Corporation

We consent to the inclusion by reference in this registration statement on Form SB-2 of our report dated June 21, 2004 on our audits of the consolidated financial statements of Family Room Entertainment Corporation for the years ended June 30, 2003 and 2002. We also consent to the reference to our firm under the caption “Experts”.

/s/ Ham, Langston & Bregena, L.L.P

Houston, Texas
June 21, 2004